EXHIBIT 10.7


                              EMPLOYMENT AGREEMENT

     THIS EMPLOYMENT AGREEMENT (this "Agreement") is made as of September 25, 2002, by and among TRUSTCOMPANY BANCORP, a New Jersey corporation (the "Company"), THE TRUST COMPANY OF NEW JERSEY, a New Jersey bank (the "Bank"), and Alan J. Wilzig, an individual residing at 53 N. Moore Street, Apt. 4D, New York, New York 10013 (the "Executive").

                             INTRODUCTORY STATEMENTS

     A. The Bank and the Company are undertaking a reorganization pursuant to which the Bank will become a wholly owned subsidiary of the Company (the "Reorganization"). The Executive has served the Bank in multiple capacities, including as an executive officer, for many years and is familiar with the Bank's operations.

     B. The Boards of Directors of the Company and the Bank have concluded that it is in the best interests of the Bank, the Company and their shareholders to secure a continuity in management following the Reorganization. They also consider it desirable to establish a working environment for the Executive which minimizes the personal distractions that might result from possible business combinations in which the Company or the Bank might be involved. For these reasons, the Board of Directors of the Company and the Bank have decided to offer to enter into a contract with the Executive for his future services on the terms and conditions set forth in this Agreement.

     C. The Executive has accepted the Bank's and the Company's offers to enter into a contract with the Executive for his future services on the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, agree as follows:

     Section 1. EMPLOYMENT. The Company and the Bank hereby offer to employ the Executive, and the Executive hereby accepts such employment, during the period and upon the terms and conditions set forth in this Agreement.

     Section 2. EMPLOYMENT PERIOD; REMAINING UNEXPIRED EMPLOYMENT PERIOD.

          (a) The Company and the Bank shall employ the Executive during (i) an initial period of three (3) years beginning on the date of this Agreement (the "Employment Commencement Date") and ending on the day before the third
     (3rd) anniversary of the Employment Commencement Date, and (ii) the period of any additional extensions described in Section 2(b) (the "Employment Period").

          (b) The Employment Period shall be subject to extension in the following manner: The Boards of Directors of the Company and the Bank (or a compensation committee thereof) shall conduct an annual review of the Executive's performance on or about each

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     anniversary of the Employment Commencement Date (each, an "Anniversary
     Date") and may, on the basis of such review and by written notice to the Executive, offer to extend the Employment Period through the day before the third (3rd) anniversary of the relevant Anniversary Date, it being understood that each such Board of Directors shall act independently in making such determination and either the Company or the Bank (or both) may (but neither is required to) make an offer of extension. In the event of such an offer, the Employment Period shall be deemed extended in the absence of objection from the Executive by written notice to the Company and/or the Bank given within ten (10) business days after his receipt of the Company's and/or the Bank's offer of extension.

          (c) Except as otherwise expressly provided in this Agreement, any reference in this Agreement to the term "Remaining Unexpired Employment Period" as of any date shall mean the period beginning on such date and ending on the day before the third (3rd) anniversary of the Employment Commencement Date or, if later, on the day before the third (3rd) anniversary of the last Anniversary Date as of which the Employment Period was extended pursuant to Section 2(b).

          (d) Nothing in this Agreement shall be deemed to prohibit the Company or the Bank from terminating the Executive's employment before the end of the Employment Period with or without notice for any reason. This Agreement shall determine the relative rights and obligations of the Bank, the Company and the Executive in the event of any such termination. In addition, nothing in this Agreement shall require the termination of the Executive's employment at the expiration of the Employment Period. Any such continuation shall be subject to the terms of this Agreement.

     Section 3. DUTIES; OTHER ACTIVITIES.

          (a) The Executive shall serve as President and Chief Executive Officer of the Bank and the Company, having such power, authority and responsibility and performing such duties as are prescribed by or under their respective By-laws and as are customarily associated with such positions. The Executive shall devote his full business time and attention to the business and affairs of the Bank and the Company and shall use his best efforts to advance their respective best interests.

          (b) The Executive may serve as a member of the boards of directors of such business, community and charitable organizations as he may disclose to and as may be approved by the Boards of Directors of the Company and the Bank (which approval shall not be unreasonably withheld); provided, however, that such service shall not materially interfere with the performance of his duties under this Agreement. The Executive may also engage in personal business and investment activities which do not materially interfere with the performance of his duties hereunder; provided, however, that such activities are not prohibited under any code of conduct, ethics policy, or investment or securities trading policy established by the Company or the Bank and generally applicable to all similarly situated executives.

     Section 4. COMPENSATION. In consideration for the services to be rendered by the Executive hereunder, the Company and/or the Bank, as the case may be (subject to Section 20), shall pay to him a salary at an initial annual rate of Four Hundred Seventy Thousand Dollars


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


($470,000), payable in approximately equal installments in accordance with their respective customary payroll practices for senior officers. The Bank's and the Company's respective Boards of Directors shall review the Executive's annual rate of salary at such times during the Employment Period as they deem appropriate, but not less frequently than once every twelve (12) months, and may, in their discretion, approve a salary increase. In addition to salary, the Executive shall receive from the Company and/or the Bank, as the case may be, a minimum annual bonus of Fifty Percent (50%) of the Executive's annual salary then in effect, paid in accordance with their respective bonus policies for executive officers, and may receive other cash compensation from the Company or the Bank for services hereunder at such times, in such amounts and on such terms and conditions as the Boards of Directors of the Bank and the Company may determine. If the Executive is discharged or suspended, or is subject to any regulatory prohibition or restriction with respect to participation in the affairs of the Bank, he shall continue to perform services for the Company in accordance with this Agreement but shall not directly or indirectly provide services to or participate in the affairs of the Bank in a manner inconsistent with the terms of such discharge or suspension or any applicable regulatory order.

     Section 5. PARTICIPATION IN EMPLOYEE BENEFIT PLANS. During the Employment Period, the Executive shall be treated as an employee of the Company and the Bank and shall be entitled to participate in and receive benefits under any and all qualified or non-qualified retirement, pension, savings, profit-sharing or stock bonus plans, any and all group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance plans, and any other employee benefit and compensation plans (including, but not limited to, any incentive compensation plans or programs, stock option and appreciation rights plans and restricted stock plans) as may from time to time be maintained by, or cover senior executive officers of, the Company and the Bank, in accordance with the terms and conditions of such employee benefit plans and programs and compensation plans and programs and consistent with the Company's and the Bank's customary practices.

     Section 6. INDEMNIFICATION AND INSURANCE.

          (a) During the Employment Period and for a period of six years thereafter, the Company and the Bank shall cause the Executive to be covered by and named as an insured under any policy or contract of insurance obtained by them to insure their directors and officers against personal liability for acts or omissions in connection with service as an officer or director of the Company or the Bank or service in other capacities at their request. The coverage provided to the Executive pursuant to this Section 6 shall be of the same scope and on the same terms and conditions as the coverage (if any) provided to other officers or directors of the Company and the Bank.

          (b) To the maximum extent permitted under applicable law, during the Employment Period and for a period of six years thereafter, the Company and the Bank shall indemnify the Executive against and hold him harmless from any costs, liabilities, losses and exposures to the fullest extent and on the most favorable terms and conditions that similar indemnification is offered to any director or officer of the Company and the Bank or any subsidiary or affiliate thereof.



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     Section 7. WORKING FACILITIES AND EXPENSES. The Executive's principal place of employment shall be at the Bank's executive offices, or at such other location as the Bank, the Company and the Executive may mutually agree upon. The Bank and the Company shall provide the Executive at his principal place of employment with a private office, secretarial services and other support services and facilities suitable to his positions with the Company and the Bank and necessary or appropriate in connection with the performance of his assigned duties under this Agreement. The Bank shall provide to the Executive for his exclusive use an automobile owned or leased by the Bank and appropriate to his position and driver, to be used in the performance of his duties hereunder, including commuting to and from his personal residence. The Bank or the Company shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, all expenses associated with his business use of the aforementioned automobile, fees for memberships in such clubs and organizations as the Executive and the Company shall mutually agree are necessary and appropriate for business purposes, and his travel and entertainment expenses incurred in connection with the performance of his duties under this Agreement, in each case upon presentation to the payer of an itemized account of such expenses in such form as the payer may reasonably require.

     Section 8. TERMINATION OF EMPLOYMENT DUE TO DEATH. The Executive's employment with the Bank and the Company shall terminate, automatically and without any further action on the part of any party to this Agreement, on the date of the Executive's death. In such event: (a) the Bank and the Company shall pay to the Executive's estate his earned but unpaid compensation (including, without limitation, salary, the bonus for the prior year pro rated for the number of days worked, and all other items which constitute wages under applicable law) as of the date of his termination of employment, which payment shall be made to the Executive's estate within 30 days after the date of the Executive's death; and (b) the Company and the Bank shall provide the benefits, if any, due to the Executive or his estate, surviving dependents or his designated beneficiaries under the employee benefit plans and programs and compensation plans and programs maintained for the benefit of the officers and employees of the Company and the Bank. The time and manner of payment or other delivery of these benefits and the recipients of such benefits shall be determined according to the terms and conditions of the applicable plans and programs. The payments and benefits described in (a) and (b) above shall be referred to in this Agreement as the "Standard Termination Entitlements".

         Section 9. TERMINATION OF EMPLOYMENT DUE TO DISABILITY. The Bank and the Company may terminate the Executive's employment upon a determination, by separate votes of a majority of the members of the Boards of Directors of the Company and the Bank, acting in reliance on the written advice of a medical professional acceptable to them, that the Executive is suffering from a physical or mental impairment which, at the date of the determination, has prevented the Executive from performing the essential duties of his position on a substantially full-time basis for a period of at least one hundred and eighty
(180) days during the period of one (1) year ending with the date of the determination or is likely to result in death or prevent the Executive from performing his assigned duties on a substantially full-time basis for a period of at least one hundred and eighty (180) days during the period of one (1) year beginning with the date of the determination. In such event: (a) The Bank and the Company shall pay and deliver to the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements; and (b) in addition to the Standard Termination Entitlements, the Bank and the Company shall continue to pay the



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Executive his base salary, at the annual rate in effect for him immediately prior to the termination of his employment, during a period ending on the earliest of: (i) the expiration of one hundred and eighty (180) days after the date of termination of his employment; (ii) the date on which long-term disability insurance benefits are first payable to him under any long-term disability insurance plan covering employees of the Bank or the Company (the "LTD Eligibility Date"); (iii) the date of his death; and (iv) the expiration of the Remaining Unexpired Employment Period (the "Initial Continuation Period"). If the end of the Initial Continuation Period is neither the LTD Eligibility Date nor the date of his death, the Company and the Bank shall continue to pay the Executive his base salary, at an annual rate equal to sixty percent (60%) of the annual rate in effect for him immediately prior to the termination of his employment, during an additional period ending on the earliest of the LTD Eligibility Date, the date of his death and the expiration of the Remaining Unexpired Employment Period.

     Section 10. DISCHARGE OF THE EXECUTIVE FOR CAUSE.

     (a) The Bank and/or the Company may terminate the Executive's employment during the Employment Period, and such termination shall be deemed to have occurred for "Cause" only if: (i) the Board of Directors of the Bank and/or the Board of Directors of the Company, by separate majority votes of their respective entire membership, determine that the Executive (A) has willfully and intentionally failed to perform his assigned duties under this Agreement in any material respect; (B) has willfully and intentionally engaged in dishonest or illegal conduct in connection with his performance of services for the Company or the Bank or has been convicted of a felony; (C) has willfully violated, in any material respect, any law, rule, regulation, written agreement or final cease-and-desist order with respect to his performance of services for the Company or the Bank; or (D) has willfully and intentionally breached the material terms of this Agreement in any material respect; and (ii) at least thirty (30) days prior to the votes contemplated by Section 10(a)(i), the Bank and/or the Company have provided the Executive with notice of intent to discharge the Executive for Cause, detailing with particularity the facts and circumstances which are alleged to constitute Cause (the "Notice of Intent to Discharge"); and (iii) after the giving of the Notice of Intent to Discharge and before the taking of the votes contemplated by Section 10(a)(i), the Executive (together with his legal counsel, if he so desires) is afforded a reasonable opportunity to make both written and oral presentations before the applicable Board of Directors of the Company and/or the Bank for the purpose of refuting the alleged grounds for Cause for his discharge; and (iv) after the votes contemplated by section 10(a)(i), the Company and/or the Bank have furnished to the Executive a notice of termination which shall specify the effective date of his termination of employment (which shall in no event be earlier than the date on which such notice is deemed given) and include a copy of a resolution or resolutions adopted by the Board of Directors of the Bank and/or the Board of Directors of the Company, certified by their respective corporate secretary and signed by each member of the applicable Board of Directors voting in favor of adoption of the resolution(s), authorizing the termination of the Executive's employment for Cause and stating with particularity the facts and circumstances found to constitute Cause for his discharge (the "Final Discharge Notice"). The Board of Directors of the Company and/or the Board of Directors of the Bank may, upon giving a Notice of Intent to Discharge, suspend the Executive pending a determination of whether to give a Final Discharge Notice, provided that during such suspension the Executive shall be entitled to the compensation and benefits set forth herein.



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          (b) If the Executive is discharged by both the Company and the Bank for Cause during the Employment Period, the Company and the Bank shall pay and provide to him (or, in the event of his death, to his estate, his surviving beneficiaries and his dependents) the Standard Termination Entitlements. If the Executive is discharged by the Company or the Bank (but not both) for Cause during the Employment Period, the Executive (i) shall be discharged from his position with the terminating employer; (ii) shall remain employed with the other employer that has not discharged him pursuant to the terms hereof and all benefits and entitlements due to the Executive hereunder shall be provided by such employer, notwithstanding anything herein to the contrary; and (iii) shall not be entitled to the Standard Termination Entitlements. If the Bank and/or the Company do not give a Final Discharge Notice to the Executive within ninety (90) days after giving a Notice of Intent to Discharge, the Notice of Intent to Discharge shall be deemed withdrawn and any future action to discharge the Executive for Cause shall require the giving of a new Notice of Intent to Discharge.

     Section 11. DISCHARGE OTHER THAN FOR CAUSE. The Bank and the Company may discharge the Executive at any time during the Employment Period and, unless such discharge constitutes a discharge for Cause: (a) the Bank and the Company shall pay and deliver to the Executive (or in the event of his death before payment, to his estate and surviving dependents and beneficiaries, as applicable) the Standard Termination Entitlements; and (b) in addition to the Standard Termination Entitlements: (i) the Bank and the Company shall make a lump sum payment to the Executive (or, in the event of his death before payment, to his estate), in an amount equal to the sum of the remaining salary and bonus payments that the Executive would have earned if he had continued working for the Company and the Bank through the later of (x) the last day of the Employment Period or (y) the second anniversary of the effective date of termination, at the highest annual rate of salary and bonus achieved during the Employment Period, without discount for early payment; (ii) through later of (x) the last day of the Employment Period or (y) the second anniversary of the effective date of termination, the Bank and the Company shall provide for the Executive and his dependents continued group life, health (including hospitalization, medical and major medical), dental, accident and long-term disability insurance benefits on substantially the same terms and conditions (including any required premium-sharing arrangements, co-payments and deductibles) in effect for them immediately prior to the Executive's termination; (iii) through the sooner of
(x) the last day of the Employment Period or (y) the first anniversary of the effective date of termination, the Company or the Bank shall provide to the Executive for his use the working facilities described in the second sentence and the driver described in the third sentence of Section 7; and (iv) the Bank shall transfer unencumbered title to the automobile used by the Executive prior to termination, subject to appropriate tax reporting; and (v) the vesting of all options for the purchase of stock of the Bank and/or the Company granted to the Executive shall accelerate, to the extent that the applicable stock option plans permit, or give the administrator of such plans discretion to permit, such acceleration (the lump sum payment specified in (i), the benefits specified in (ii) and (iii), the automobile specified in (iv), and the acceleration of stock options, if any, provided in (v) are collectively referred to as the "Additional Termination Entitlements"). The payment pursuant to Section 11(b)(i) shall be made within five (5) business days after the Executive's termination of employment and shall be in lieu of any claim to a continuation of base salary which the Executive might otherwise have and in lieu of cash severance benefits under any severance benefits program which may be in effect for officers or employees of the Bank or the Company. The coverage provided pursuant to Section 11(b)(ii) may, at the election of the Bank and the



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Company, be secondary to the coverage provided as part of the Standard
Termination Entitlements and to any employer-paid coverage provided by a subsequent employer or through Medicare, with the result that benefits under the other coverages will offset the coverage required by this Section 11(b)(ii).

     Section 12. RESIGNATION.

          (a) The Executive may resign from his employment with the Bank and the Company at any time. A resignation under this Section 12 shall be effected by notice of resignation given by the Executive to the Company and the Bank and shall take effect on the later of the effective date of termination specified in such notice or the date on which the notice of termination is deemed given by the Executive. The Executive's resignation of any of the positions within the Bank or the Company to which he has been assigned shall be deemed a resignation from all such positions.

          (b) The Executive's resignation shall be deemed to be for "Good Reason" if the effective date of resignation occurs within ninety (90) days after any of the following: (i) the failure of the Company or the Bank (whether by act or omission of their respective Boards of Directors, or otherwise) to appoint or re-appoint or elect or re-elect the Executive to the positions of President and Chief Executive of the Company and the Bank;
     (ii) the failure of the Bank's and the Company's respective shareholders (whether in an election in which the Executive stands as a nominee or in an election where the Executive is not a nominee) to elect or re-elect the Executive to a seat on the Board of Directors at the expiration of his term of membership, unless such failure is a result of the Executive's refusal to stand for election; (iii) a material failure by the Company or the Bank, whether by amendment of their respective certificates of incorporation or organization, by-laws, action of their respective Boards of Directors or otherwise, to vest in the Executive the functions, duties, or responsibilities prescribed in Section 2 of this Agreement; provided that the Executive shall have given notice of such failure to the Company and the Bank, and the Company or the Bank have not fully cured such failure within thirty (30) days after such notice is deemed given; (iv) any reduction of the Executive's rate of base salary or bonus in effect from time to time, whether or not material, or any failure (other than due to reasonable administrative error that is cured promptly upon notice) to pay any portion of the Executive's compensation as and when due; (v) any material breach by the Company or the Bank of any other material term, condition or covenant contained in this Agreement, provided that the Executive shall have given notice of such material breach to the Company and the Bank, and the Company or the Bank have not fully cured such breach within thirty (30) days after such notice is deemed given; or (vi) a change in the Executive's principal place of employment to a place that is not the principal executive office of the Bank, or a relocation of the Bank's principal executive office to a location that is more than forty (40) miles away from the location of the Bank's principal executive office on the date of this Agreement. In all other cases, a resignation by the Executive shall be deemed to be without Good Reason.

          (c) In the event of the Executive's resignation before the expiration of the Employment Period, the Company and the Bank shall pay and deliver to the Executive the Standard Termination Entitlements. In addition, if the Executive's resignation is deemed to be a resignation for Good Reason, the Company and the Bank shall also pay and deliver to the Executive the Additional Termination Entitlements.


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     Section 13. TERMS AND CONDITIONS OF ADDITIONAL TERMINATION ENTITLEMENTS.
The Company, the Bank and the Executive hereby stipulate that the damages which may be incurred by the Executive following any termination of employment are not capable of accurate measurement as of the date first above written and that the Additional Termination Entitlements constitute reasonable damages under the circumstances and shall be payable without any requirement of proof of actual damage and without regard to the Executive's efforts, if any, to mitigate damages. The Additional Termination Entitlements are expressly conditioned upon the Executive's execution and delivery of a severance and general release agreement and the expiration of any applicable revocation periods. The Company, the Bank and the Executive further agree that the Company and the Bank may condition the payment and delivery of the Additional Termination Entitlements on the receipt of the Executive's resignation from any and all positions which he holds as an officer, director or committee member with respect to the Company, the Bank or any subsidiary or affiliate of either of them and the receipt of a severance and release in form reasonably acceptable to the Company.

     Section 14. TERMINATION UPON OR FOLLOWING A CHANGE OF CONTROL.

          (a) A "Change of Control" shall be deemed to have occurred upon the happening of any of the following events: (i) the consummation of a reorganization, merger or consolidation of the Company with one or more other persons, other than a transaction following which: (A) at least 51% of the equity ownership interests of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act")) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the outstanding equity ownership interests in the Company; and (B) at least 51% of the securities entitled to vote generally in the election of directors of the entity resulting from such transaction are beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) in substantially the same relative proportions by persons who, immediately prior to such transaction, beneficially owned (within the meaning of Rule 13d-3 promulgated under the Exchange Act) at least 51% of the securities entitled to vote generally in the election of directors of the Company;
     (ii) the acquisition of all or substantially all of the assets of the Company or beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of the outstanding securities of the Company entitled to vote generally in the election of directors by any person or by any persons acting in concert; (iii) a complete liquidation or dissolution of the Company; (iv) the occurrence of any event if, immediately following such event, at least 50% of the members of the Board of Directors of the Company do not belong to any of the following groups: (A) individuals who were members of the Board of Directors of the Company on the date of this Agreement; or (B) individuals who first became members of the Board of Directors of the Company after the date of this Agreement either: (1) upon election to serve as a member of the Board of Directors of the Company by affirmative vote of two-thirds of the members of such board, or of a nominating committee thereof, in office at the time of such first election; or (2) upon election by the shareholders of the Board of Directors of the Company to serve as a member of such board, but only if nominated for election by affirmative vote of two-thirds of the members of the Board of Directors of the Company, or of a nominating committee thereof, in office at the time of such first nomination; provided, however, that such individual's election or nomination did not result from an actual or threatened



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     election contest (within the meaning of Rule l4a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents (within the meaning of Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) other than by or on behalf of the Board of Directors of the Company; or (v) any event which would be described in Section 14(a)(i), (ii), (iii) or (iv) if the term "Bank" were substituted for the term "Company" therein. In no event, however, shall a Change of Control be deemed to have occurred as a result of any acquisition of securities or assets of the Company, the Bank, or a subsidiary of either of them, by the Company, the Bank, or any subsidiary of either of them, any employee benefit plan maintained by any of them, or by any person who owns five percent or more of the Bank's common stock on the date of this Agreement. For purposes of this Section 14(a), the term "person" shall have the meaning assigned to it under Sections 13(d)(3) or 14(d)(2) of the Exchange Act.

          (b) For purposes of this Agreement, a "Pending Change of Control" shall mean: (i) the signing of a definitive agreement for a transaction which, if consummated, would result in a Change of Control; (ii) the commencement of a tender offer which, if successful, would result in a Change of Control; or (iii) the circulation of a proxy statement seeking proxies in opposition to management in an election contest which, if successful, would result in a Change of Control.

          (c) Notwithstanding anything in this Agreement to the contrary, if the Executive's employment with the Bank and the Company terminates due to death or disability within one (1) year after the occurrence of a Pending Change of Control and if a Change of Control occurs within two (2) years after such termination of employment, he (or in the event of his death, his estate) shall be entitled to receive the Standard Termination Entitlements and the Additional Termination Entitlements that would have been payable if a Change of Control had occurred on the date of his termination of employment and he had resigned for Good Reason immediately thereafter; provided, that payment shall be deferred without interest until, and shall be payable immediately upon, the actual occurrence of a Change of Control.

          (d) Notwithstanding anything in this Agreement to the contrary: (i) in the event of the Executive's resignation within ninety (90) days after the occurrence of a Change of Control, he shall be entitled to receive the Standard Termination Entitlements and the Additional Termination Entitlements that would be payable if his resignation were a resignation for Good Reason, without regard to the actual circumstances of his resignation; and (ii) for a period of one (1) year after the occurrence of a Change of Control, no discharge of the Executive shall be deemed a discharge for Cause unless the votes contemplated by Section 10(a) of this Agreement are supported by at least two-thirds of the members of the Board of Directors of the Company and the Bank at the time the vote is taken who were also members of the Board of Directors of the Company and the Bank immediately prior to the Change of Control.

          (e) Notwithstanding anything in this Agreement to the contrary, for purposes of computing the Additional Termination Entitlements due upon a termination of employment that occurs, or is deemed to have occurred, after a Change of Control, the Remaining Unexpired Employment Period shall be deemed to be three (3) full years and the last day of the Employment Period shall be the last day of the Remaining Unexpired Employment Period.



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     Section 15. TAX INDEMNIFICATION.

          (a) If the Executive's employment terminates under circumstances entitling him (or in the event of his death, his estate) to the Additional Termination Entitlements, the Company shall pay to the Executive (or in the event of his death, his estate) an additional amount (the "Tax Indemnity Payment") intended to indemnify him against the financial effects of the excise tax imposed on excess parachute payments under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). The Tax Indemnity Payment shall be determined under the following formula:

                                       E x P
                   X = ________________________________________
                            1 - [(FI x (1 - SLI)) + SLI + E + M]

                      where

      E     =    the percentage rate at which an excise tax is
                 assessed under Section 4999 of the Code;

      P     =    the amount with respect to which such excise tax is
                 assessed, determined without regard to this Section
                 15;

      FI    =    the highest marginal rate of income tax
                 applicable to the Executive under the Code for the taxable year in question;

      SLI   =    the sum of the highest marginal rates of
                 income tax applicable to the Executive under all applicable state and local laws for the taxable year in question; and

      M     =    the highest marginal rate of Medicare tax
                 applicable to the Executive under the Code for the taxable year in question.

Such computation shall be made at the expense of the Company by an attorney or a firm of independent certified public accountants selected by the Executive and reasonably satisfactory to the Company (the "Tax Advisor") and shall be based on the following assumptions: (i) that a change in ownership, a change in effective ownership or control, or a change in the ownership of a substantial portion of the assets, of the Bank or the Company has occurred within the meaning of
Section 280G of the Code (a "280G Change of Control"); (ii) that all direct or indirect payments made to or benefits conferred upon the Executive on account of his termination of employment are "parachute payments" within the meaning of
Section 280G of the Code; and (iii)
that no portion of such payments is reasonable compensation for services rendered prior to the Executive's termination of employment.

          (b) With respect to any payment that is presumed to be a parachute payment for purposes of Section 280G of the Code, the Tax Indemnity Payment shall be made to the Executive on the earlier of the date the Company, the Bank or any direct or indirect subsidiary or affiliate of the Company or the Bank is required to withhold such tax or the date the tax is required to be paid by the Executive, unless, prior to such date, the Company delivers to the Executive the written opinion, in form and substance reasonably satisfactory to the Executive, of the Tax Advisor or of an attorney or firm of independent certified public accountants selected by the Company and reasonably satisfactory to the Executive, to the effect that the Executive has a reasonable basis on which to conclude that (i) no 280G Change in Control has occurred, or (ii) all or part of the payment or benefit in question is not a parachute payment for purposes of Section 280G of the Code, or (iii) all or a part of such payment or benefit constitutes reasonable compensation for services rendered prior to the 280G Change of Control, or (iv) for some other reason which shall be set forth in detail in such letter, no excise tax is due under Section 4999 of the Code with respect to such payment or benefit (the "Opinion Letter"). If the Company delivers an Opinion Letter, the Tax Advisor shall recompute, and the Company shall make, the Tax Indemnity Payment in reliance on the information contained in the Opinion Letter.

          (c) In the event that the Executive's liability for the excise tax under Section 4999 of the Code for a taxable year is subsequently determined to be different than the amount with respect to which the Tax Indemnity Payment is made, the Executive or the Company, as the case may be, shall pay to the other party at the time that the amount of such excise tax is finally determined, an appropriate amount, plus interest, such that the payment made under Section 15(b), when increased by the amount of the payment made to the Executive under this Section 15(c), or when reduced by the amount of the payment made to the Company under this Section 15(c), equals the amount that should have properly been paid to the Executive under Section 15(a). The interest paid to the Company under this Section 15(c) shall be determined at the rate provided under section 1274(b)(2)(B) of the Code. The payment made to the Executive shall include such amount of interest as is necessary to satisfy any interest assessment made by the Internal Revenue Service and an additional amount equal to any monetary penalties assessed by the Internal Revenue Service on account of an underpayment of the excise tax. To confirm that the proper amount, if any, was paid to the Executive under this Section 15, the Executive shall furnish to the Company a copy of each tax return which reflects a liability for an excise tax, at least 20 days before the date on which such return is required to be filed with the Internal Revenue Service. Nothing in this Agreement shall give the Company any right to control or otherwise participate in any action, suit or proceeding to which the Executive is a party as a result of positions taken on his federal income tax return with respect to his liability for excise taxes under section 4999 of the Code.

     Section 16. RESTRICTIVE COVENANTS.

          (a) Covenant Not to Compete. The Executive hereby covenants and agrees that, for a period of eighteen (18) months following the date of his termination of employment with the Company or the Bank (the "Restricted Period"), he shall not, without the written consent of the Company and the Bank, become an officer, employee, consultant, director or trustee of any bank, trust company, savings bank, savings and loan association, savings and loan holding company, or bank holding company, insurance company or agency, or any direct or indirect subsidiary or affiliate of any such entity, that entails working within any city or county in the State of New Jersey, Rockland County, New York, or any other county in which the Company or the Bank maintains an office (the "Restricted Area"); provided, however, that this Section 16(a) shall not apply if the Executive is entitled to the Additional Termination Entitlements.

          (b) Solicitation. The Executive hereby covenants and agrees that, for the Restricted Period, he shall not, without the written consent of the Company and the Bank, either directly or indirectly: (i) solicit, offer employment to, or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee, or any person who was within the twelve
     (12) months prior to the Executive's termination of employment an officer or employee, of the Company, the Bank or any of their respective subsidiaries or affiliates to terminate his or her employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any bank, trust company, savings bank, savings and loan association, savings and loan holding company, bank holding company, insurance company or agency or other institution engaged in the business of accepting deposits, making loans or doing business within the Restricted Area; (ii) provide any information, advice or recommendation with respect to any such officer or employee of any bank, trust company, savings bank, savings and loan association, savings and loan holding company, bank holding company, insurance company or agency or other institution engaged in the business of accepting deposits, making loans or doing business within the Restricted Area that is intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any officer or employee of the Company, the Bank, or any of their respective subsidiaries or affiliates to terminate his employment and accept employment or become affiliated with, or provide services for compensation in any capacity whatsoever to, any bank, trust company, savings bank, savings and loan association, savings and loan holding company, or bank holding company, insurance company or agency, or other institution engaged in the business of accepting deposits, making loans or doing business within the Restricted Area; or (iii) solicit, provide any information, advice or recommendation or take any other action intended, or that a reasonable person acting in like circumstances would expect, to have the effect of causing any customer of the Company or the Bank to terminate an existing business or commercial relationship with the Company or the Bank.

          (c) Confidentiality. Unless he obtains the prior written consent of the Company, or the Bank, as applicable, the Executive shall keep confidential and shall refrain from using for the benefit of himself, or any person or entity other than the Company, the Bank or any entity which is a subsidiary of the Company or the Bank or of which the Company is a subsidiary, any document or information obtained from the Company, or from its parent or subsidiaries, in the course of his employment with any of them concerning their properties, operations, businesses, or customers (unless such document or information is readily ascertainable from public or published information or trade sources or has otherwise been made available to the public through no fault of his own) until the same ceases to be material (or becomes so ascertainable or available); provided, however, that nothing in this Section 16(c) shall prevent the Executive, with or without the Company's consent, from participating in or disclosing documents or information in connection with any judicial, regulatory, or administrative investigation, inquiry or proceeding to the extent that such participation or disclosure is required under applicable law and the Executive provides reasonable prior notice of such disclosure to the Bank and the Company.

          (d) Remedies. The Executive acknowledges that, in the event of any breach of this Section 16 by him, the Company and the Bank and their affiliates would be harmed irreparably and immediately and could not be made whole by monetary damages. Accordingly, the Company, the Bank and each such affiliate, in addition to any other remedy to which it may be entitled, shall be entitled to equitable relief, including injunctive relief, to prevent any breach of the provisions of Section 16 and to compel specific performance of the provisions hereof. Each of the covenants of the Executive under Section 16 shall be for the benefit of the Company, the Bank and each of their affiliates (and their successors and assigns). In the event any such party obtains injunctive relief through judicial enforcement of the provisions contained in this Section 16, the periods of time for each restriction or right shall commence at the point in time at which there is judicial enforcement of each such restriction or right. In the event of a stay of a lower court ruling, the period of time shall commence upon the higher court's disposition of any appeal, writ or petition. None of the Company, the Bank, and any affiliate shall not be required to post any bond or other security in connection with any proceeding to enforce this Section 16.

          (e) Interpretation of Covenants. Each of the covenants in this Section 16 shall be construed as independent of any other covenants or other provisions of this Agreement. If any court of competent jurisdiction at any time deems the Restricted Period unreasonably lengthy, or the Restricted Area unreasonably extensive, or any of the covenants set forth in this
     Section 16 not fully enforceable, the other provisions of this Section 16, and this Agreement in general, will nevertheless stand and to the fullest extent consistent with law continue in full force and effect, and it is the intention and desire of the parties that the court treat any provisions of this Agreement which are not fully enforceable as having been modified to the extent deemed necessary by the court to render them reasonable and enforceable and that the court enforce them to such extent (for example, that the Restricted Period be deemed to be the longest period permissible by law, but not in excess of the length provided for in this Section 16, and the Restricted Area be deemed to comprise the largest territory permissible by law under the circumstances, but not larger than the Restricted Area set forth in this Section 16). In the event the Executive breaches any of the covenants in this Section 16, the Restricted Period for any such covenant shall be extended by that amount of time in which the Executive is in breach of said covenant.

     Section 17. NO EFFECT ON EMPLOYEE BENEFIT PLANS OR PROGRAMS. Other than the acceleration of the vesting of the Executive's stock options, the termination of the Executive's employment during the term of this Agreement or thereafter, whether by the Company, by the Bank or by the Executive, shall have no effect on the rights and obligations of the parties hereto under the Company's or the Bank's qualified or non-qualified retirement, pension, savings, thrift, profit-sharing or stock bonus plans, group life, health (including hospitalization, medical and major medical), dental, accident and long term disability insurance plans or such other employee benefit plans or programs, or compensation plans or programs, as may be maintained by, or cover employees of, the Company or the Bank from time to time; provided, however, that nothing in this Agreement shall be deemed to duplicate any compensation or benefits provided under any agreement, plan or program covering the Executive to which the Company is a party and any duplicative amount payable under any such agreement, plan or program shall be applied as an offset to reduce the amounts otherwise payable hereunder.

     Section 18. SUCCESSORS AND ASSIGNS. This Agreement will inure to the benefit of and be binding upon the Executive, his legal representatives and testate or intestate distributees, and the Company and the Bank and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred. Failure of the Company to obtain from any successor its express written assumption of the Company's obligations hereunder at least 60 days in advance of the scheduled effective date of any such succession shall be deemed a material breach of this Agreement. This Agreement is personal to the Executive and the Executive may not assign or delegate any of his or its rights or obligations hereunder without first obtaining the written consent of the Company and the Bank. Any assignment in violation of this Section 18 shall be null and void.

     Section 19. INDEMNIFICATION FOR ATTORNEY'S FEES.

          (a) The Company shall indemnify, hold harmless and defend the Executive against reasonable costs, including legal fees and expenses, incurred by him in connection with or arising out of any action, suit or proceeding (including any tax controversy) in which he may be involved, as a result of his efforts, in good faith, to defend or enforce the terms of this Agreement, provided that Executive shall not be entitled to such indemnification if he is duly terminated for Cause pursuant to Section 10. For purposes of this Agreement, any settlement agreement which provides for payment of any amounts in settlement of the Company's or the Bank's obligations hereunder shall be conclusive evidence of the Executive's entitlement to indemnification hereunder, and any such indemnification payments shall be in addition to amounts payable pursuant to such settlement agreement, unless such settlement agreement expressly provides otherwise.

          (b) The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and such amounts shall not be reduced whether or not the Executive obtains other employment. Unless the Executive is duly terminated for Cause or it is determined by a unanimous vote of the Board of Directors of the Company that the Executive has acted in bad faith, the Company shall pay as incurred, to the full extent permitted by law, all legal fees and expenses which the Executive may reasonably incur as a result of or in connection with his consultation with legal counsel or arising out of any action, suit, proceeding, tax controversy or contest (regardless of the outcome thereof) by the Company, the Executive or others regarding the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment or required reimbursement at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Code. This Section 19(b) shall apply whether such consultation, action, suit, proceeding or contest arises before, on, after or as a result of a Change of Control.

     Section 20. NON-DUPLICATION. This Agreement provides that the Executive shall perform services for the Company, the Bank and other direct or indirect subsidiary or affiliate of the Company or the Bank. Any compensation or benefits provided to the Executive by each such employer shall be applied to offset the obligations of the Company and the Bank hereunder, it being intended that this Agreement set forth the aggregate compensation and benefits payable to the Executive for all services to the Company, the Bank and all of their respective direct or indirect subsidiaries and affiliates.

     Section 21. RELATIVE OBLIGATIONS OF THE BANK AND THE COMPANY. The Company shall, with respect to the Executive's services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the obligations imposed on the Bank under this Agreement to the same extent as though the name of the Company were substituted for the name of the Bank herein and the Executive shall, with respect to the services hereunder and the compensation therefor and with respect to any termination of the Executive's employment, have all of the rights, privileges and duties relative to the Company as though the name of the Company were substituted for the name of the Bank herein. If the Executive performs services for both the Bank and the Company, any entitlement of the Executive to severance compensation and other termination benefits under this Agreement shall be determined on the basis of the aggregate compensation payable to the Executive by the Bank and the Company, and liability therefor shall be apportioned between the Bank and the Company in the same manner as compensation paid to the Executive for services to each of them; provided, however, that the Company shall be jointly and severally liable with the Bank for all obligations of the Bank under this Agreement; and provided, further, that in no event shall the Bank bear any liability for actions of, or obligations undertaken by, the Company under this Agreement. It is the intent and purpose of this Section 21 that the Executive have the same legal and economic rights that he would have if all of his services were rendered to and all of his compensation were paid by the Company. This Section 21 shall be construed and enforced to give effect to such intent and purpose.

     Section 22. REQUIRED REGULATORY PROVISIONS. Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company or the Bank, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and any regulations promulgated thereunder.

     Section 23. Notices. Any communication required or permitted to be given under this Agreement, including any notice, direction, designation, consent, instruction, objection or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally, or five days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to such party at the address listed below or at such other address as one such party may by written notice specify to the other party:

     If to the Executive to the address set forth in the heading of this Agreement

     If to the Company or the Bank:         The Trust Company of New Jersey
                                            35 Journal Square
                                            Jersey City, New Jersey  07306
                                            Attention: Compensation Committee

     with a copy to:                        Lowenstein Sandler PC
                                            65 Livingston Avenue
                                            Roseland, New Jersey 07068
                                            Attention:  Martha L. Lester, Esq.

     24. MISCELLANEOUS.

          (a) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior written or oral agreements.

          (b) Amendments or Additions. No amendments or additions to this Agreement shall be binding unless in writing and signed by the parties hereto.

          (c) Waiver. Failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant, or condition. A waiver of any provision of this Agreement must be made in writing, designated as a waiver, and signed by the party against whom its enforcement is sought. Any waiver or relinquishment of any right or power hereunder at any one or more times shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

          (d) Section Headings and Construction. The section headings used in this Agreement are included solely for convenience and shall not affect, or be used in connection with, the interpretation of this Agreement. Any reference to a section number shall refer to a section of this Agreement, unless otherwise stated.

          (e) Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

          (f) Governing Law; Jurisdiction. Except to the extent preempted by federal law, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New Jersey applicable to contracts entered into and to be performed entirely within the State of New Jersey. The parties hereto irrevocably submit to the exclusive jurisdiction of the courts of the state of New Jersey and the United States District Court for the District of New Jersey for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this

     Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

          (g) Withholding. The Bank and the Company may directly or indirectly withhold from any payments made under this Agreement all Federal, state, city or other taxes and all other deductions as shall be required pursuant to any law or governmental regulation or ruling or pursuant to any contributory benefit plan maintained by or on behalf of the Company or the Bank.

          (h) Counterparts. This Agreement may be executed in several counterparts, for the convenience of the parties, but shall constitute one and the same instrument.



                            [signature page follows]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first above written.

                                 THE TRUST COMPANY OF NEW JERSEY



                                 By: /s/ DONALD R. BRENNER
                                    -------------------------------------------
                                       Name:    Donald R. Brenner
                                       Title:   Director & Vice Chairman of the
                                                Board

                                 TRUSTCOMPANY BANCORP



                                 By: /s/ DONALD R. BRENNER
                                    -------------------------------------------
                                       Name:    Donald R. Brenner
                                       Title:   Director

                                 EXECUTIVE

                                 /s/ ALAN J. WILZIG
                                 ----------------------------------------------
                                   Alan J. Wilzig